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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1997, except as to Note 1 (reincorporation and reverse stock split) which is as of March 13, 1997, appearing in AccelGraphics, Inc.'s Prospectus filed on April 11, 1997 with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.





PRICE WATERHOUSE LLP
San Jose, California
May 6, 1997